UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2012

Lehigh Gas Partners LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35711 (Commission File Number)	45-4165414 (IRS Employer Identification No.)

702 West Hamilton Street, Suite 203
Allentown, PA 18101
(Address of principal executive office) (Zip Code)

(610) 625-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On November 30, 2012, Lehigh Gas Partners LP (the “Partnership”) entered into an Asset Purchase Agreement (the “Initial Agreement”) with Dunmore Oil Company, Inc. and Jojo Oil Company, Inc. (together, the “Sellers”), and, for limited purposes, with Joseph Gentile, Jr., and an amendment thereto on December 4, 2012 (the “Amendment” and, together with the Initial Agreement, the “Purchase Agreement”), pursuant to which the Sellers will sell and assign to the Partnership all of the assets (the “Assets”) which are held or used by the Sellers in connection with their gasoline and diesel retail outlet business and their related convenience store business (the “Retail Business”).  In connection with this transaction, the Partnership will acquire twenty-four motor fuel service stations, twenty-three of which will be fee simple interests and one of which will be a leasehold interest.  The Purchase Agreement contains conditions to closing, as more fully described below.

As part of transactions contemplated by the Purchase Agreement, Lehigh Gas — Ohio, LLC, an entity managed by Joseph V. Topper, Jr., the Chief Executive Officer and the Chairman of the board of directors of Lehigh Gas GP LLC, the general partner of the Partnership (“LGO”), will operate the Retail Business and certain of the Assets and liabilities under the Purchase Agreement will be assigned by the Partnership to LGO.

Following the consummation of the transactions contemplated by the Purchase Agreement (the “Closing”), the Sellers will be permitted to continue to operate certain portions of its business relating to sales of heating oil, propane and unbranded motor fuels.

Under the Purchase Agreement, as consideration for the Assets, the Partnership will pay $28,500,000 in cash to the Sellers and $500,000 in cash to Mr. Gentile (collectively, the “Asset Purchase Price”).  In addition to the Asset Purchase Price, it is contemplated that LGO will pay to the Sellers certain amounts for the Sellers’ inventory relating to the Retail Business as of the Closing, as specified in the Purchase Agreement.

The Partnership has paid $250,000 of the Asset Purchase Price as a deposit (the “First Deposit”), to be held in escrow subject to the consummation of the Closing.  Within three business days after the conclusion of the Due Diligence Period (as defined below), the Partnership will deliver an additional $250,000 to be held in escrow (the “Second Deposit”).  In addition, $500,000 will be placed in escrow at the Closing until the Partnership receives written evidence of payment of all tax liability arising from the Sellers’ activities for the period ending on or before Closing and receipt of a written opinion of the Sellers’ accountant verifying that all such pre-Closing taxes have been properly calculated and paid.

In the event that the Purchase Agreement is terminated by the Partnership for any reason (other than for a breach of the Purchase Agreement by the Sellers), the First Deposit will be distributed to the Sellers.  If the Closing does not occur due to the Partnership’s breach of its obligations or failure to fulfill its obligations under the Purchase Agreement, the First Deposit and the Second Deposit (if any) will be distributed to the Sellers.  If the Closing occurs, then the First Deposit and the Second Deposit will be credited to the Asset Purchase Price at the Closing.

The Closing is scheduled to occur on or before December 28, 2012 (the “Closing Date”).  The Partnership or the Sellers may extend the Closing Date by fifteen days, provided that if the

Partnership notifies the Sellers of its desire to extend the Closing Date beyond December 31, 2012, the Sellers may decline such extension and may terminate the Purchase Agreement effective December 31, 2012, in which event the First Deposit will be delivered to the Sellers and the Second Deposit will be returned to the Partnership.

Under the Purchase Agreement, the Sellers have until December 11, 2012 to provide the Partnership with all documents, reports and other materials and information pertaining to the Assets which are in their possession or control.  The Partnership then has fifteen days after the receipt of these materials (the “Due Diligence Period”) to conduct its due diligence investigation.  In the event that the Partnership determines, in its sole discretion, that the results of its due diligence investigation are unacceptable, the Partnership may terminate the Purchase Agreement.

In the event that, within ten days after the date upon which the Purchase Agreement is executed, the Partnership discovers any title deficiencies with any of the real property which constitutes the Assets, including, among others, if such the Sellers do not have good and marketable title to any such real property, then the Partnership may elect to exclude from the Purchase Agreement any such real property and reduce the Asset Purchase Price based upon the portion of the Asset Purchase Price allocated to such excluded real property.

Under the Purchase Agreement, Joseph Gentile, Jr. has agreed to enter into a non-compete agreement whereby Mr. Gentile will agree, for five years after the Closing, to not compete in the Retail Business or engage in the sale or distribution of branded motor fuels and to not solicit or hire any of the Partnership’s or its affiliates’ employees during such time period.  In addition, the Sellers have agreed, until the earlier of the Closing and one year following the execution of the Purchase Agreement, to not solicit proposals or offers or continue to engage in any negotiations with any third-parties regarding the sale of the Assets.

Under the Purchase Agreement, the Partnership has agreed to, at the option of the Sellers, purchase a property (the “Additional Property”) located in Clarks Summit, Pennsylvania for $1,000,000 upon terms similar to those set forth in the Purchase Agreement.  The Sellers may elect to exercise this option at any time prior to December 31, 2013.  The Partnership’s obligation to purchase the Additional Property is contingent upon the Partnership and the Sellers entering into a mutually acceptable lease for the Additional Property on or before the Closing.

The Purchase Agreement contains customary representations, warranties, agreements and obligations of the parties, and termination and indemnity provisions.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Initial Agreement and the Amendment, which are attached as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and are incorporated into this report by reference. The registrant has omitted schedules, exhibits and similar attachments to the Purchase Agreement pursuant to Item 601(b)(2) of Regulation S-K.  The registrant will furnish a copy of any omitted schedule, exhibit or similar attachment to the SEC upon request.

The Purchase Agreement and the above description of the Purchase Agreement have been included to provide investors and securityholders with information regarding the terms of the

Purchase Agreement.  It is not intended to provide any other factual information about the Partnership, the Sellers, or their respective subsidiaries or affiliates.  The Purchase Agreement contains representations and warranties of each of the Partnership, on the one hand, and the Sellers, on the other hand, made solely for the benefit of the other.  The assertions embodied in those representations and warranties are qualified by information in disclosure schedules that the parties have exchanged in connection with the execution of the Purchase Agreement.  The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement.  Moreover, the representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Partnership, on the one hand, and the Sellers, on the other hand.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

2.1

Asset Purchase Agreement, dated November 30, 2012, by and among Dunmore Oil Company, Inc., Jojo Oil Company, Inc. and Lehigh Gas Partners LP, as agent for and for the exclusive benefit of its permitted nominee or its permitted assigns, and, for limited purposes, Joseph Gentile, Jr.

2.2

First Amendment to Asset Purchase Agreement, dated December 4, 2012, by and among Dunmore Oil Company, Inc., Jojo Oil Company, Inc. and Lehigh Gas Partners LP, as agent for and for the exclusive benefit of its permitted nominee or its permitted assigns.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lehigh Gas Partners LP

	By:	Lehigh Gas GP LLC, its general partner

Dated: December 5, 2012
	By:	/s/ Mark L. Miller
		Name:	Mark L. Miller
		Title:	Chief Financial Officer

EXHIBIT INDEX

2.1

Asset Purchase Agreement, dated November 30, 2012, by and among Dunmore Oil Company, Inc., Jojo Oil Company, Inc. and Lehigh Gas Partners LP, as agent for and for the exclusive benefit of its permitted nominee or its permitted assigns, and, for limited purposes, Joseph Gentile, Jr.

2.2

First Amendment to Asset Purchase Agreement, dated December 4, 2012, by and among Dunmore Oil Company, Inc., Jojo Oil Company, Inc. and Lehigh Gas Partners LP, as agent for and for the exclusive benefit of its permitted nominee or its permitted assigns.